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                                                               EXHIBIT 10.1
                                                               PAGE 1 of 2

                 MODIFICATION OF LOAN AND SECURITY AGREEMENT

WHEREAS this agreement is in reference to a loan which is evidenced by an instrument entitled LOAN AND SECURITY AGREEMENT ("AGREEMENT"), dated May 21, 1996, executed by and between LEE PHARMACEUTICALS as "BORROWER" and PREFERRED BUSINESS CREDIT, INC. ("PBC"), as "LENDER."

NOW THEREFORE, it is agreed by the undersigned parties that the AGREEMENT shall be amended in the following respect:

   In Section 2.1(a) of the Agreement, PBC agrees to make revolving advances to Borrower in an amount equal to the lesser of (I) Seventy five percent (75%) of the amount of Eligible Accounts; and (II) an amount equal to Borrower's cash collections for the immediately preceding forty-five (45) day period.

   In Section 2.1(b) of the Agreement, PBC agrees to make revolving advances to Borrower in an amount equal to the lesser of (I) twenty five percent (25%) of the amount of Eligible Inventory, (II) the outstanding balance of advances against Eligible Accounts and (III) Four Hundred Thousand and 00/100 Dollars ($400,000.00) evidenced by a Secured Promissory Note dated May 15, 1998.

   In Section 2.1 of the Agreement, PBC shall have no obligation to make advances hereunder to the extent they would cause the outstanding balance of revolving advances under this Section 2.1 to exceed a maximum amount of One Million One Hundred Thousand and 00/100 Dollars
   ($1,100,000.00).

   In Section 2.4(a) of the Agreement, The obligations shall bear interest, on the average Daily Balance, at a rate of Five percentage points (5%) above the Prime Rate.

   In Section 3.1 of the Agreement, This Agreement shall become effective and shall continue in full force and effect for a term ending May 21, 2000.

   In Section 3.3 of the Agreement, After May 21, 1999, the Borrower has the option, on ninety (90) days prior written notice to PBC, to terminate this Agreement on a date other than an anniversary of the effective date by paying to PBC, in cash, the Obligation together with all accrued and unpaid interest and expense and a prepayment penalty of Fifteen Thousand Dollars ($15,000.00).

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                                                               EXHIBIT 10.1
                                                               PAGE 2 of 2

   Borrower hereby rescind the termination letter dated February 16, 1998.

Except as noted above, all the terms, conditions and provisions of said AGREEMENT shall remain unchanged and in full force and effect.

DATE:  May 15, 1998

PREFERRED BUSINESS CREDIT, INC.    AGREED AND ACCEPTED:
                                   LEE PHARMACEUTICALS

BY: /s/ Farhad Motia
   ----------------------------
    Farhad Motia, President
                                   BY: /s/ Ronald G. Lee
                                      ------------------------
                                      Ronald G. Lee, President